Exhibit 3.2

AMENDED AND RESTATED BYLAWS

FORBES ENERGY SERVICES LTD.

TABLE OF CONTENTS

INTERPRETATION		1
1.	Definitions	1

SHARES		3
2.	Power to Issue Shares	3
3.	Power of the Company to Purchase its Shares	4
4.	Prohibition on Financial Assistance	4
5.	Share Certificates	4
6.	Fractional Shares	6

REGISTRATION OF SHARES		6
7.	Share Transfer Records	6
8.	Registered Holder Absolute Owner	7
9.	Transfer of Registered Shares	7
10.	Transmission of Registered Shares	8

DIVIDENDS AND CAPITALIZATION		10
11.	Dividends	10
12.	Power to Set Aside Profits	10
13.	Method of Payment	10

MEETINGS OF SHAREHOLDERS		11
14.	Annual General Meetings	11
15.	Special General Meetings	11
16.	Special General Meetings at the Request of Shareholders	11
17.	Notice	11
18.	Giving Notice and Access	13
19.	Postponement or Cancellation of General Meeting	15

20.	Electronic Participation and Security at General Meetings	15
21.	Quorum at General Meetings	15
22.	Chairman to Preside at General Meetings	16
23.	Voting on Resolutions	16
24.	Power to Demand a Vote on a Poll	17
25.	Voting by Joint Holders of Shares	19
26.	Instrument of Proxy	19
27.	Representation of Corporate Shareholder	20
28.	Other Voting of Shares	20
29.	Adjournment of General Meeting	21
30.	Directors’ Attendance at General Meetings	21
31.	Notice of Shareholder Business and Nominations to be Brought Before a Meeting of Shareholders	21

DIRECTORS AND OFFICERS		27
32.	Number of Directors	27
33.	Election of Directors	28
34.	Term of Office and Qualification of Directors	28
35.	Advisory Directors	28
36.	Removal of Directors	29
37.	Vacancy in the Office of Director	29
38.	Remuneration of Directors	30
39.	Defect in Appointment	30
40.	Directors to Manage Business	30
41.	Powers of the Board of Directors	31
42.	Officers	32

43.	Conflicts of Interest	35
44.	Indemnification and Exculpation of Directors and Officers	36

MEETINGS OF THE BOARD OF DIRECTORS		39
45.	Board Meetings	39
46.	Notice of Board Meetings	40
47.	Electronic Participation in Meetings	40
48.	Quorum at Board Meetings	40
49.	Board to Continue in the Event of Vacancy	40
50.	Chairman to Preside	41
51.	Written Resolutions	41
52.	Validity of Prior Acts of the Board	41

CORPORATE RECORDS		41
53.	Minutes	41
54.	Place Where Corporate Records Kept	42
55.	Form and Use of Seal	42

ACCOUNTS		42
56.	Books of Account	42
57.	Financial Year End	42

AUDITS		43
58.	Annual Audit	43
59.	Appointment of Auditor	43
60.	Remuneration of Auditor	43
61.	Duties of Auditor	43
62.	Access to Records	43

CHANGES TO CONSTITUTION		43
63.	Changes to Bylaws	43

RESIGNATION		44
64.	Resignation	44

i

Forbes Energy Services Ltd.	Page 1

INTERPRETATION

1.	Definitions

1.1	In these Bylaws, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

Board	the board of directors appointed or elected pursuant to these Bylaws and acting by resolution in accordance with the Code and these Bylaws or the directors present at a meeting of directors at which there is a quorum;

Code	the Texas Business Organizations Code, as amended from time to time;

Company	the company for which these Bylaws are approved and adopted;

Director	a director of the Company;

Exchange Act	the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

fundamental business transaction	a merger, interest exchange, conversion or sale of all or substantially all of the Company’s assets, as such terms are used in the Code;

Shareholder	the person registered as the owner of a share in the share transfer records of the Company;

notice	written notice as further provided in these Bylaws unless otherwise specifically stated;

Forbes Energy Services Ltd.	Page 2

Officer	any person appointed by the Board to hold an office in the Company;

Share Transfer Records	the share transfer records referred to in these Bylaws and maintained by the Company or its designated transfer agent;

Secretary	the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary; and

Treasury Share	a share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled or retired.

1.2	In these Bylaws, where not inconsistent with the context:

(a)	words denoting the plural number include the singular number and vice versa;

(b)	words denoting the masculine gender include the feminine and neuter genders;

(c)	words denoting persons include companies, associations or bodies of persons whether corporate or not;

(d)	the words:

(i)	“may” shall be construed as permissive; and

(ii)	“shall” shall be construed as imperative; and

Forbes Energy Services Ltd.	Page 3

(e)	unless otherwise provided herein, words or expressions defined in the Code shall bear the same meaning in these Bylaws.

1.3	In these Bylaws expressions referring to a “writing” or its derivations shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words, letters, characters, numbers, symbols, figures or other textual information in visible form, but does not include sound or video recordings of speech other than transcriptions that are otherwise writings.

1.4	Headings used in these Bylaws are for convenience only and are not to be used or relied upon in the construction hereof.

SHARES

2.	Power to Issue Shares

2.1	Subject to these Bylaws and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board by a vote of at least seventy-five percent (75%) majority shall have the power to issue any unissued shares on such terms and conditions and for such consideration as it may determine.

2.2

Shares may not be issued until the consideration has been paid or delivered as required in connection with the authorization of the shares. When the consideration is paid or delivered, the shares are considered to be issued, the subscriber or other person entitled to receive the shares is a shareholder with respect to the shares and the share are considered fully paid and non-assessable. Consideration for shares may consist of (a) a tangible or intangible benefit to the Company, (b) cash, (c) services performed, (d) a security of the Company or any other organization and/or (e) any other property of any kind or nature actually received, provided, however, that the consideration paid for shares may not be less in value than the fair equivalent of the money that the Company would have received if the shares had been issued for money. In the absence of fraud in the transaction, the judgment of the Board as to the value of consideration received

Forbes Energy Services Ltd.	Page 4

shall be conclusive. The consideration received for shares shall be allocated by the Board, in accordance with law, between stated capital and capital surplus accounts.

3.	Power of the Company to Purchase its Shares

3.1	The Company may purchase its own shares for cancellation or acquire them as Treasury Shares on such terms as the Board shall think fit.

3.2	The Board may exercise all the powers of the Company to purchase or its own shares.

4.	Prohibition on Financial Assistance

The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of the acquisition or proposed acquisition by any person of any shares in the Company, but nothing in this Bylaw shall prohibit transactions permitted under the Code.

5.	Share Certificates

5.1	The shares of the Company may be either certificated shares or uncertificated shares. In these Bylaws, the term “certificated shares” means shares represented by instruments in bearer or registered form, and the term “uncertificated shares” means shares not represented by instruments and the transfers of which are registered upon the Share Transfer Records maintained for that purpose by or on behalf of the Company.

5.2

Every Shareholder shall be entitled upon request to a certificate representing shares of the Company issued to such Shareholder in such form as is approved by the Board in conformity with law. Certificates shall be consecutively numbered, shall be entered in the Share Transfer Records as they are issued and shall state upon the face thereof (a) that the Company is organized under the laws of the State of Texas, (b) the name of the person to whom issued, (c) the number and class of shares and the designation of the series, if any, which such certificate represents, (d) the par value of each share represented by such certificate or a statement that the shares are without par value and (e) such other matters as may

Forbes Energy Services Ltd.	Page 5

be required by law. Certificates shall be signed by the President or any vice president and also by the Secretary or any other Officer. The signatures of any such Officers may be by facsimile. Upon the issuance of uncertificated shares, the Company or the Company’s transfer agent shall send to the registered owner of such uncertificated shares a written notice containing the information required to be stated on certificates representing shares of stock as set forth above and such additional information as may be required by Section 3.202 of the Code as in effect on the date of such notice.

5.3	The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom the shares have been issued.

5.4	If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, stolen or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

5.5	Notwithstanding any provisions of these Bylaws:

(a)	the Directors shall, subject always to the Code and any other applicable laws and regulations and the facilities and requirements of any relevant system concerned, have power to implement any arrangements they may, in their absolute discretion, think fit in relation to the evidencing of title to and transfer of uncertificated shares and to the extent such arrangements are so implemented, no provision of these Bylaws shall apply or have effect to the extent that it is in any respect inconsistent with the holding or transfer of shares in uncertificated form; and

(b)	unless otherwise determined by the Directors and as permitted by the Code and any other applicable laws and regulations, no person shall be entitled to receive a certificate in respect of any share for so long as the title to that share is evidenced otherwise than by a certificate and for so long as transfers of that share may be made otherwise than by a written instrument.

Forbes Energy Services Ltd.	Page 6

6.	Fractional Shares

The Company may issue fractional shares.

REGISTRATION OF SHARES

7.	Share Transfer Records

7.1	The Board shall cause to be kept, at the registered officer principal place of business or at the office of its transfer agent, in one or more books or electronically, the Share Transfer Records in which the issuance and transfer of shares of the Company are recorded in a timely manner. The Share Transfer Records shall record the original issuance of shares issued by the Company, each transfer of those shares that have been presented to the Company or its transfer agent for registration of transfer, the names and addresses of all past Shareholders and the number and class or series of shares issued by the Company held by each current and past Shareholder. The Share Transfer Records shall be prima facie evidence as to the identity of Shareholders entitled to vote.

7.2	In lieu of fixing a record date for the determination of Shareholders entitled to notice of or to vote at any meeting of Shareholders or any reconvening thereof or entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Company of any of its own shares) or a share dividend or to make a determination of Shareholders for any other proper purpose, the Board may provide that the Share Transfer Records be closed for a stated period not to exceed 60 days. If the Share Transfer Records are closed for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of Shareholders, the Share Transfer Records shall be closed for at least 10 days immediately preceding such meeting. If the Share Transfer Records are not closed and if no record date is fixed, the date on which the notice of meeting is mailed or the date on which the resolution of the Board declaring a distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders.

Forbes Energy Services Ltd.	Page 7

8.	Registered Holder Absolute Owner

The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person, whether or not it has actual or other notice thereof, except as otherwise provided by law.

9.	Transfer of Registered Shares

9.1	Shares of stock of the Company shall be transferable only on the books of the Company by the Shareholder thereof in person or by such Shareholder’s duly authorized attorneys or legal representatives. The Company shall have no obligation to cause any transfer to be recorded in the Share Transfer Records until all applicable governmental consents or authorizations with respect to such transfer have been received, all applicable taxes have been paid and the Company has received such evidence as it may reasonably require that such transfer does not require registration under any federal or state securities laws.

9.2	With respect to certificated shares, upon surrender to the Company or its transfer agent of a certificate duly endorsed for transfer and accompanied by such reasonable assurances as the Company may require that such endorsement is genuine and effective, the Company or its transfer agent shall, subject to Bylaw 9.1 above and if it has no notice of an adverse claim or has discharged any duty with respect to any adverse claim, issue one or more new certificates to the person entitled thereto, cancel the old certificate and record the transfer in the Share Transfer Records.

9.3

With respect to uncertificated shares, upon delivery to the Company or its transfer agent of an instruction originated by an appropriate person (as set forth in Section 8.107 of the Texas Uniform Commercial Code as in effect on the date of such instruction) and accompanied by such reasonable assurances as the Company may require that such instruction is genuine and effective, the Company or its

Forbes Energy Services Ltd.	Page 8

transfer agent shall, subject to Bylaw 9.1 above and if it has no notice of an adverse claim or has discharged any duty with respect to any adverse claim, record the transfer in the Share Transfer Records. Upon recording such transfer, the Company or its transfer agent shall send to the new registered owner of such uncertificated shares and, if the shares have been transferred subject to a registered pledge, to the registered pledge, a written notice containing the information required to be stated on certificates representing shares of stock set forth in Bylaw 5.2 above and such additional information as may be required by Section 3.202 of the Code as in effect on the date of such notice.

9.4	The Board shall cause such legend to be placed on certificates representing shares of stock as may be deemed necessary or appropriate to comply or ensure compliance with applicable federal or state securities or other laws.

9.5	The Board may delegate its rights under this Bylaw 9 to a duly appointed transfer agent and registrar.

10.	Transmission of Registered Shares

10.1	In the case of the death of a Shareholder, the survivor or survivors where the deceased Shareholder was a joint holder, and the legal personal representatives of the deceased Shareholder where the deceased Shareholder was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Shareholder’s interest in the shares. For the purpose of this Bylaw, the term “legal personal representative” means the executor or administrator of a deceased Shareholder or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Shareholder.

10.2	Any person becoming entitled to a share in consequence of the death or bankruptcy of any Shareholder may be registered as a Shareholder upon such evidence as the Board or the Company’s transfer agent and registrar may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favor of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following:

Transfer by a Person Becoming Entitled on Death/Bankruptcy of a Shareholder

— (the “Company”)

Forbes Energy Services Ltd.	Page 9

I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased/bankrupt Shareholder] to [number] share(s) standing in the Share Transfer Records of the Company in the name of the said [name of deceased/bankrupt Shareholder] instead of being registered myself/ourselves, elect to have [name of transferee] (the “Transferee”) registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

DATED this [ ] day of [ ], 200[ ]

Signed by:	In the presence of:

Transferor	Witness

Transferee	Witness

10.3	On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Shareholder. Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Shareholder before such Shareholder’s death or bankruptcy, as the case may be.

10.4	Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to such share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

Forbes Energy Services Ltd.	Page 10

DIVIDENDS AND CAPITALIZATION

11.	Dividends

11.1	The Board may, subject to these Bylaws and in accordance with the Code, declare a dividend to be paid to the Shareholders, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie, including shares of the Company, in which case the Board may fix the value for distribution in specie of any assets in accordance with the requirements of the Code. No unpaid dividend shall bear interest as against the Company.

11.2	The Board may fix any date no earlier than 60 days and no later than 10 day before the date of distribution as the record date for determining the Shareholders entitled to receive any dividend.

11.3	The Board may declare and make such other distributions (in cash or in specie) to the Shareholders as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company.

12.	Power to Set Aside Profits

The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such amount as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose.

13.	Method of Payment

13.1	Any dividend or other moneys payable in respect of a share may be paid by check sent through the mail directed to the address of the Shareholder in the Share Transfer Records (in the case of joint Shareholders, the senior joint holder, seniority being determined by the order in which the names stand in the Share Transfer Records), or by direct transfer to such bank account as such Shareholder may direct. Every such check shall be made payable to the order of the person to whom it is sent or to such persons as the Shareholder may direct, and payment of the check shall be a good discharge to the Company. Every such check shall be sent at the risk of the person entitled to the money represented thereby. If two or more persons are registered as joint holders of any shares any one of them can give an effectual receipt for any dividend paid in respect of such shares.

Forbes Energy Services Ltd.	Page 11

13.2	The Company shall be entitled to cease sending dividend checks by mail or otherwise to a Shareholder if those instruments have been returned undelivered to, or left uncashed by, that Shareholder on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the Shareholder’s new address. The entitlement conferred on the Company by this Bylaw 13 in respect of any Shareholder shall cease if the Shareholder claims a dividend or cashes a dividend check.

13.3	The Board may deduct from the dividends or distributions payable to any Shareholder all moneys due from such Shareholder to the Company.

MEETINGS OF SHAREHOLDERS

14.	Annual General Meetings

The annual general meeting of the Company shall be held in each year (other than the year of incorporation) at such time and place as the President or the Chairman (if any) or the Board shall appoint.

15.	Special General Meetings

The President or the Chairman (if any) or the Board may call a special general meeting whenever in their judgment such a meeting is necessary.

16.	Special General Meetings at the Request of Shareholders

The Board shall, on the request of Shareholders holding at the date of the request not less than one-tenth of such of the paid-up share capital of the Company as at the such date is entitle to vote at such meeting, forthwith proceed to call a special general meeting.

17.	Notice

17.1

Notice of an annual or special general meeting shall be given no later than the tenth day and not earlier than the sixtieth day before the date of the meeting to each Shareholder entitled to vote at the meeting, stating the date, place and time at which the meeting is to be held, and, if the meeting is held solely or in part by using

Forbes Energy Services Ltd.	Page 12

an electronic communications system authorized by Section 6.002 of the Code, the form of communications system to be used for the meeting, the means of accessing the communications system and the means of accessing the list of shareholders entitled to vote at the meeting required by the Code. The annual general meeting may be held at any place within or without the State of Texas designated by the Board. Special general meetings may be held at any place within or without the State of Texas designated by the person or persons calling such special general meeting. Meetings of Shareholders shall be held at the principal executive offices of the Company unless another place is designated as set forth above. Notice of a special general meeting shall contain a statement regarding the purpose or purposes of the meeting, and no other business except for procedural matters shall be conducted at such special general meeting. Notice shall be given at the direction of the President, Secretary or other person calling the meeting.

17.2	At least 21 days’ notice of an annual or special general meeting at which a fundamental business transaction is being submitted to the Shareholders for approval as required by the Code shall be given to each Shareholder of the Company, regardless of whether the Shareholder is entitled to vote on the matter. The notice shall provide the information required in Bylaw 17.1 and shall also state that the purpose, or one of the purposes, of the meeting is to consider the fundamental business transaction. If the fundamental business transaction is a merger, conversion or interest exchange, the notice shall contain or be accompanied by a copy or summary of the plan of merger, conversion or interest exchange, as appropriate, and shall describe any right of dissent and appraisal provided by the Code.

17.3	The Board may fix any date no earlier than 60 days and no later than 10 days before the date of the meeting as the record date for determining the Shareholders entitled to receive notice of and/or to vote at any general meeting.

17.4

Not later than the eleventh day before the date of each meeting of the Shareholders, the secretary of the Company or the transfer agent shall prepare or cause to be prepared an alphabetical list of the Shareholders entitled to vote at the meeting or at any adjournment of the meeting. The list shall state (a) the address

Forbes Energy Services Ltd.	Page 13

of each Shareholder, (b) the type of shares held by each Shareholder, (c) the number of shares held by each Shareholder and (d) the number of votes that each Shareholder is entitled to if such number is different from the number of shares held by such Shareholder. The Company shall not be required to include any electronic contact information of any Shareholder on the list. The list shall be kept on file at the registered office or principal executive office of the Company for at least ten days before the date of the meeting. The list may be kept on a reasonably accessible electronic network if the information required to gain access to the list is provided with notice of the meeting. The Company shall take reasonable measures to ensure that any list available on an electronic network is available only to Shareholders and is available throughout the duration of the meeting.

18.	Giving Notice and Access

18.1	A notice may be given by the Company to a Shareholder:

(a)	by delivering it to such Shareholder in person; or

(b)	by sending it by letter mail or courier to such Shareholder’s address in the Share Transfer Records; or

(c)	by transmitting it by electronic means (including facsimile and electronic mail, but not telephone) in accordance with the consent of and such directions as may be given by such Shareholder to the Company for such purpose; or

(d)	in accordance with Bylaw 18.4.

18.2	Any notice required to be given to a Shareholder shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Share Transfer Records and notice so given shall be sufficient notice to all the holders of such shares.

18.3	Any notice (save except a notice delivered in accordance with Bylaw 18.4) shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or transmitted by electronic means.

Forbes Energy Services Ltd.	Page 14

18.4	Where a Shareholder indicates his consent (in a form and manner satisfactory to the Board) to receive information or documents by accessing them on a website rather than by other means, or receipt in this manner is otherwise permitted by the Code, the Board may deliver such information or documents by notifying the Shareholder of their availability and including therein the address of the website, the place on the website where the information or document may be found, and instructions as to how the information or document may be accessed on the website.

18.5	In the case of information or documents delivered in accordance with Bylaw 18.4, service shall be deemed to have occurred when (a) the Shareholder is notified in accordance with that Bylaw; and (b) the information or document is published on the website.

18.6	A Shareholder may revoke consent to receive notice in accordance with Bylaw 18.1(c) or Bylaw 18.4 by giving notice of revocation to the Company. Any such consent by a Shareholder shall be deemed revoked if the Company is unable to deliver by electronic transmission two consecutive notices and the person responsible for delivering notice on behalf of the Company knows that delivery of those two electronic transmissions was unsuccessful. Inadvertent failure to treat the unsuccessful transmissions as a revocation of consent shall not affect the validity of a meeting or other action.

18.7	A Shareholder entitled to notice of a meeting may waive in writing any notice required to be given, whether given before or after the time of the meeting, and such waiver shall satisfy any requirement of notice with respect to such Shareholder for such meeting. Attendance of a Shareholder at a meeting shall constitute a waiver of notice of such meeting, except where such Shareholder attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. The business to be transacted at or the purpose of a regular or special meeting of Shareholders is not required to be specified in a written waiver of notice.

Forbes Energy Services Ltd.	Page 15

19.	Postponement or Cancellation of General Meeting

The Chairman or the President may, and the Secretary on instruction from the Chairman or the President shall, postpone or cancel any general meeting called in accordance with these Bylaws (other than a meeting requested by one or more Shareholders under these Bylaws) provided that notice of postponement or cancellation is given to each Shareholder before the time for such meeting. Fresh notice of the date, time and place for the postponed or cancelled meeting shall be given to the Shareholders in accordance with these Bylaws.

20.	Electronic Participation and Security at General Meetings

20.1	The Board may, and at any general meeting, the chairman of such meeting may make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board and, at any general meeting, the chairman of such meeting are entitled to refuse entry to a person who refuses to comply with any such arrangements, requirements or restrictions.

20.2	After an initial public offering of any voting shares in the capital of the Company, Shareholders may not participate in any general meeting by telephonic, electronic or other communication facilities or means unless approved by the Board. If such participation is approved by the Board and voting is to take place at the meeting, the Company shall implement reasonable measures to verify that every Shareholder voting at the meeting by such means is sufficiently identified and shall keep a record of any vote or other action taken

21.	Quorum at General Meetings

21.1	The holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of

Forbes Energy Services Ltd.	Page 16

Shareholders, unless otherwise provided by law, the certificate of formation or these Bylaws. The Shareholders present in person or represented by proxy at a duly convened meeting may continue to transact business until adjournment, notwithstanding any withdrawal of Shareholders which may leave less than a quorum remaining.

21.2	If a quorum is not present in person or represented by proxy within 30 minutes from the time appointed for the meeting, a majority of the Shareholders entitled to vote at the meeting and present in person or represented by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any reconvening of an adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which could have been transacted at the original meeting if a quorum had been present or represented.

22.	Chairman to Preside at General Meetings

Unless otherwise agreed by a majority of those attending and entitled to vote thereat, the Chairman and, in the absence of the Chairman, the President shall act as chairman at all general meetings at which such person is present. In the absence of the Chairman and the President, a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

23.	Voting on Resolutions

23.1	Subject to the Code and these Bylaws, any question proposed for the consideration of the Shareholders at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with these Bylaws and in the case of an equality of votes the resolution shall fail.

23.2	At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to these Bylaws, the certificate of formation and any designation of rights or restrictions for the time being lawfully attached to any class of shares, every Shareholder present in person and every person holding a valid proxy at such meeting shall be entitled to one vote for each share and shall cast such vote by raising his or her hand.

Forbes Energy Services Ltd.	Page 17

23.3	If a Shareholder participates in a general meeting by telephone, electronic or other communications facilities or means, the chairman of the meeting shall direct the manner in which such Shareholder may cast his vote on a show of hands.

23.4	At any general meeting if an amendment is proposed to any resolution under consideration and the chairman of the meeting rules on whether or not the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

23.5	At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to these Bylaws, be conclusive evidence of that fact.

24.	Power to Demand a Vote on a Poll

24.1	Notwithstanding the foregoing, a poll may be demanded by any of the following persons:

(a)	the chairman of such meeting; or

(b)	at least three Shareholders present in person or represented by proxy; or

(c)	any Shareholder or Shareholders present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Shareholders having the right to vote at such meeting; or

(d)	any Shareholder or Shareholders present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total amount paid up on all such shares conferring such right.

Forbes Energy Services Ltd.	Page 18

24.2	Where a poll is demanded, subject to these Bylaws, the certificate of formation and any designation of rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Shareholders are present by telephone, electronic or other communication facilities or means, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

24.3	A poll demanded for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and in such manner during such meeting as the chairman (or acting chairman) of the meeting may direct. Any business other than that upon which a poll has been demanded may be conducted pending the taking of the poll.

24.4	Where a vote is taken by poll, each person physically present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. Each person present by telephone, electronic or other communication facilities or means shall cast his vote in such manner as the chairman shall direct. At the conclusion of the poll, the ballot papers and votes cast in accordance with such directions shall be examined and counted by a committee of not less than two Shareholders or proxy holders appointed by the chairman for the purpose and the result of the poll shall be declared by the chairman.

Forbes Energy Services Ltd.	Page 19

25.	Voting by Joint Holders of Shares

In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Share Transfer Records.

26.	Instrument of Proxy

26.1	A Shareholder may appoint a proxy by (a) an instrument appointing a proxy in writing in substantially the following form or such other form as the Board may determine from time to time:

Proxy — (the “Company”)

I/We, [insert names here], being a Shareholder of the Company with [number] shares, HEREBY APPOINT [name] of [address] or failing him, [name] of [address] to be my/our proxy to vote for me/us at the meeting of the Shareholders to be held on the [ ] day of [ ], 20[ ] and at any adjournment thereof. (Any restrictions on voting to be inserted here.)

Signed this [ ] day of [ ], 20[ ]

Shareholder(s)

or (b) such telephonic, electronic or other means as may be approved by the Board from time to time in accordance with the Code.

26.2	The appointment of a proxy must be received by the Company at the registered office or at such other place or in such manner as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the person named in the appointment proposes to vote, and an appointment of proxy which is not received in the manner so permitted shall be invalid.

26.3	The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

26.4	No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy. If no date is stated on a proxy, such proxy shall

Forbes Energy Services Ltd.	Page 20

be presumed to have been executed on the date of the meeting at which it is to be voted. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

27.	Representation of Corporate Shareholder

27.1	A corporation which is a Shareholder may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Shareholder, and that Shareholder shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

27.2	Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Shareholder.

28.	Other Voting of Shares

28.1	Treasury shares, shares of the Company’s stock owned by another corporation the majority of the voting stock of which is owned or controlled by the Company and shares of the Company’s stock held by the Company in a fiduciary capacity shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares.

28.2

Shares held by an administrator, executor, guardian or conservator may be voted by such person, in person or by proxy, without transfer of such shares into such person’s name if such shares form a part of the estate served by such person and are in the possession of such estate. Shares held by a trustee may be voted by such person in person or by proxy only after the shares have been transferred into the name of such person as trustee. Shares standing in the name of a receiver may be voted by such person and shares held by or under the control of a receiver without transfer of such shares into such person’s name may be voted by such person if authority to do so is contained in the court order by which such receiver was

Forbes Energy Services Ltd.	Page 21

appointed. A Shareholder whose shares are pledged shall be entitled to vote such shares until they have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote such shares.

29.	Adjournment of General Meeting

29.1	The chairman of any general meeting at which a quorum is present may with the consent of Shareholders holding a majority of the voting rights of those Shareholders present in person or by proxy (and shall if so directed by Shareholders holding a majority of the voting rights of those Shareholders present in person or by proxy), adjourn the meeting.

29.2	In addition, the chairman may adjourn the meeting to another time and place without such consent or direction if it appears to him that:

(a)	it is likely to be impracticable to hold or continue that meeting because of the number of Shareholders wishing to attend who are not present; or

(b)	the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or

(c)	an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

29.3	Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Shareholder entitled to attend and vote thereat in accordance with these Bylaws.

30.	Directors’ Attendance at General Meetings

The Directors shall be entitled to receive notice of, attend and be heard at any general meeting.

31.	Notice of Shareholder Business and Nominations to be Brought Before a Meeting of Shareholders

31.1	Nominations of persons for election to the Board, or the proposal of other business to be considered by the Shareholders, may be made at an annual general

Forbes Energy Services Ltd.	Page 22

meeting of Shareholders only if properly brought before the meeting. To be properly brought before an annual general meeting of Shareholders, any director nominations or other business must be (a) brought before the meeting by the Company and specified in the notice of meeting given by or at the direction of the Board, (b) brought before the meeting by or at the direction of the Board or ( c) otherwise properly brought before the meeting by a Shareholder who (i) was a shareholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of the shares of the Company) both at the time of giving the notice provided for in this Bylaw 31 and at the time of the annual general meeting, (ii) is entitled to vote at the meeting and (iii) has complied with this Bylaw 31 as to such business. Except for proposals properly made in accordance with Rule 14a-8 under the Exchange Act and included in the notice of meeting given by or at the direction of the Board, the foregoing clause (c) shall be the exclusive means for a Shareholder to make nominations or propose other business to be brought before an annual general meeting of Shareholders.

31.2

To properly bring business, including nominations of directors, before an annual general meeting of Shareholders, a Shareholder must provide (a) Timely Notice (as defined below) thereof in writing and in proper form to the Secretary and (b) any updates or supplements to such notice at the times and in the forms required by this Bylaw 31. A Shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 90 nor more than 150 days before the one-year anniversary of the preceding year’s annual general meeting of Shareholders; provided, however, that if the date of the annual general meeting of Shareholders is more than 30 days before or after such anniversary date, notice by the Shareholder, to be timely, must be so delivered, or mailed and received, not less than 90 nor more than 150 days before such annual meeting or, if later, on or before the tenth day following the day on which public announcement of the date of such meeting was first made. Any notice of nominations or other business within the time periods described above is a “Timely Notice” or purposes of such nomination or other business. The

Forbes Energy Services Ltd.	Page 23

adjournment or postponement of an annual general meeting of Shareholders, or the announcement thereof, shall not commence a new period for the giving of Timely Notice as described above.

31.3	At a special general meeting of Shareholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before a special general meeting of Shareholders, business (other than procedural matters) must be specified in the notice of the meeting (or any supplement thereto) given in accordance with Bylaw 17. Nominations of persons for elections to the Board may not be made at a special general meeting of Shareholders unless directors are to be elected pursuant to the Company’s notice of meeting. In such case, any Shareholder who (a) was a shareholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of the shares of the Company) both at the time of giving the notice provided for in this Bylaw 31 and at the time of the special general meeting, (ii) is entitled to vote at the meeting and (iii) has complied with this Bylaw 31 as to such nomination may nominate a person or persons, as the case may be, for election to such position(s) as specified in the Company’s notice of meeting

31.4	If the Company calls a special general meeting of Shareholders for the purpose of electing one or more directors to the Board, any Shareholder meeting the criteria in Bylaw 31.3 above may nominate a person or persons, as the case may be, for election to such position(s) as specified in the Company’s notice of meeting, if the Shareholder’s notice with respect to any nomination is delivered to the Secretary at the principal executive offices of the Company not less than 90 nor more than 150 days before the close of business on the day before the special general meeting or on or before the tenth day following the day on which public announcement of the date of such meeting was first made. The adjournment or postponement of a special general meeting of Shareholders, or the announcement thereof, shall not commence a new period for the giving of Timely Notice as described above.

Forbes Energy Services Ltd.	Page 24

31.5	To be in proper form for purposes of this Bylaw 31, a Shareholder’s notice to the Secretary must

(a)	set forth, as to the Shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of the Shareholder, as they appear in the Share Transfer Records, and the name and address of such beneficial owner, (ii) the class and number of shares of the Company which are held of record by such Shareholder as of the date of the notice and a representation that the Shareholder will notify the Company in writing within five business days after the record date for such meeting of the class and number of shares of the Company held of record on such record date, (iii) the class and number of shares of the Company which are held of record or are beneficially owned (within the meaning of Section 13(d) of the Exchange Act) by such beneficial owner as of the date of the notice and a representation that the Shareholder will notify the Company within five business days after the record date for such meeting of the class and number of shares of the Company beneficially owned by such Shareholder and such beneficial owner on such record date, (iv) any other information relating to such Shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and (v) such Shareholder’s and beneficial owner’s written consent to the public disclosure of information provided to the Company pursuant to this Bylaw 31 shall set forth (a) the name of the nominee(s) and the address and principal occupation or employment of each;

(b)

set forth, as to the Shareholder giving the notice or, if given on behalf of a beneficial owner, as to the beneficial owner on whose behalf the nomination or proposal is made, (i) any agreements, arrangements or

Forbes Energy Services Ltd.	Page 25

understandings entered into by the Shareholder or beneficial owner, as appropriate, and its affiliates with respect to equity securities of the Company, including any put or call arrangements, derivative securities, short positions, borrowed shares or swap or similar arrangements, specifying in each case the effect of such agreements, arrangements or understandings on any voting or economic rights of equity securities of the Company, in each case as of the date of the notice and in each case describing any changes in voting or economic rights which may arise pursuant to the terms of such agreements, arrangements or understandings, (ii) to the extent not covered in clause (i) above, any disclosures that would be required pursuant to Item 5 or Item 6 of Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the Shareholder or beneficial owner) and (iii) a representation that the Shareholder will notify the Company in writing within five business days after the record date for such meeting of the information set forth in clauses (i) and (ii) above as of such record date;

(c)	if the notice relates to any business other than a nomination of a director or directors that the Shareholder proposes to bring before the meeting, set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such Shareholder and the beneficial owner, if any, in such business and (ii) a description of all agreements, arrangements and understandings between such Shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such Shareholder;

(d)

set forth, as to each person, if any, whom the Shareholder proposes to nominate for election or reelection to the Board (i) all information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the

Forbes Energy Services Ltd.	Page 26

Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such Shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

(e)	set forth a representation that such Shareholder intends to appear at the meeting to bring such nomination or other business before such meeting;

(f)	set forth such other information as may reasonably be required by the Board as described in the Company’s proxy statement for the preceding year’s annual meeting; and

(g)	be followed, within five business days after the record date for such meeting, by the written notice providing the information described in clauses (a) and (b) above.

The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

Forbes Energy Services Ltd.	Page 27

31.6	Only such persons who are nominated in accordance with the procedures set forth in this Bylaw 31 shall be eligible to serve as directors and only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw 31. Except as provided by law, the certificate of formation or these Bylaws, the determination of whether any business sought to be brought before any annual general meeting of Shareholders or special general meeting of Shareholders is properly brought before such meeting in accordance with this Bylaw 31 will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, such presiding officer will so declare to the meeting and any such business will not be conducted or considered.

31.7	This Bylaw 31 is expressly intended to apply to any business proposed to be brought before an annual general meeting of Shareholders other than any shareholder proposal made pursuant to Rule 14a-8 under the Exchange Act. Notwithstanding the foregoing provisions of this Bylaw 31, a Shareholder must also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Bylaw 31. Nothing in this Bylaw 31 will be deemed to affect any rights of Shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

31.8	For purposes of this Bylaw 31, the term “public announcement” means disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or l5(d) of the Exchange Act.

DIRECTORS AND OFFICERS

32.	Number of Directors

The Board of Directors shall consist of at least five (5) members but no more than seven (7) members, as such number is determined from time to time by a vote of a majority of the directors then in office. The number may be decreased below five (5) or increased

Forbes Energy Services Ltd.	Page 28

above seven (7) only by (a) the vote of holders of at least 66 2/3% of the shares entitled to vote thereon, or (b) the unanimous vote of the Board of Directors. No decrease in number of directors shall shorten the term of any incumbent director.

33.	Election of Directors

Where the number of person validly proposed fore re-election or election as a Director is greater than the number of Directors to be elected, the persons receiving the most votes (up to the number of Directors to be elected) shall be elected as Directors, and an absolute majority of the votes cast shall not be a prerequisite to the election of such Directors.

34.	Term of Office and Qualification of Directors

At each annual general meeting of Shareholders following the adoption of these Bylaws, successors to the Directors whose term expires at that annual general meeting shall be elected for a term to expire at the next annual general meeting or until their successors are duly qualified and elected or appointed or their office is otherwise vacated. Any Director elected to fill a vacancy shall hold office for a term to expire at the next annual general meeting or until his or her successor is duly qualified and elected or appointed or his or her office is otherwise vacated, but in no case shall a decrease in the number of Directors shorten the term of any Director then in office. A director need not be a Shareholder, a resident of the State of Texas or a citizen of the United States.

35.	Advisory Directors

The Board may appoint such advisory directors as it determines from time to time to be appropriate. Advisory directors shall not have the right to vote on any matter brought before the Board for a vote, but shall have the right to attend meetings of the Board and to receive such documents and other materials as are provided to all other members of the Board, unless either the President or a majority of the Board determines that such attendance or the provision of such materials could have an adverse effect on the business or operations of the Company or is otherwise not in the best interests of the Company. Advisory directors may receive such compensation, including the grant of stock options, restricted stock awards and similar compensation, as the Board determines to be appropriate. Any advisory directors may be removed by the Board, with or without cause and with or without notice at any time.

Forbes Energy Services Ltd.	Page 29

36.	Removal of Directors

36.1	Subject to any provision to the contrary in these Bylaws, the Shareholders entitled to vote for the election of Directors may, at any special general meeting convened and held in accordance with these Bylaws, remove a Director; provided, that, the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention to remove the director and a summary of the basis for the proposed removal and be served on such Director not less than 30 days before the meeting and at such meeting the Director shall be entitled to be heard on the motion for such Director’s removal.

36.2	If a Director is removed from the Board under the provisions of this Bylaw the Shareholders may fill the vacancy at the meeting at which such Director is removed if a replacement Director has been included in the notice of special meeting. In the absence of such election, the Board may fill the vacancy.

37.	Vacancy in the Office of Director

37.1	The office of Director shall be vacated if the Director:

(a)	is removed from office pursuant to these Bylaws or is prohibited from being a Director by law;

(b)	is or becomes bankrupt, or makes any arrangement or composition with his creditors generally;

(c)	is or becomes of unsound mind or dies; or

(d)	resigns his office by notice to the Company.

37.2

The Board, by affirmative vote of a majority of the remaining directors though less than a quorum, shall have the power to appoint any person as a Director to fill a vacancy on the Board occurring as a result of the death, disability, disqualification or resignation of any Director or as a result of an increase in the size of the Board up to the maximum permitted under Bylaw 32. The Board may

Forbes Energy Services Ltd.	Page 30

not fill more than two directorships vacant by reason of an increase in the number of directors during the period between any two successive annual general meetings of Shareholders. A director appointed or elected to fill a vacancy shall be appointed or elected to serve for the unexpired term of his predecessor in office or, with respect to an increase in the number of directors, until the next annual general meeting of Shareholders.

38.	Remuneration of Directors

The remuneration (if any) of the Directors shall be determined by the Board or by the compensation committee if such duties are delegated to the compensation committee by the Board and shall be deemed to accrue from day to day. The Directors may also be reimbursed for all travel, hotel and other expenses properly incurred by them in attending and returning from the meetings of the Board, any committee appointed by the Board, general meetings, or in connection with the business of the Company or their duties as Directors generally.

39.	Defect in Appointment

All acts done in good faith by the Board, any Director, a member of a committee appointed by the Board, any person to whom the Board may have delegated any of its powers shall, or any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that he was, or any of them were, disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director or act in the relevant capacity.

40.	Directors to Manage Business

The business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by the Code, the certificate of formation or by these Bylaws, required to be exercised by the Company in general meeting.

Forbes Energy Services Ltd.	Page 31

41.	Powers of the Board of Directors

The Board may:

(a)	by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney;

(b)	appoint, suspend, or remove any officer, manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

(c)	authorize the exercise of all the powers of the Company to borrow money and to mortgage or charge its undertaking, property, or any part thereof, and may authorize the Company to issue notes, debentures, capital stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

(d)	appoint a Director as Chairman of the Board, who shall preside over all meetings of the Board or shall designate another Director to preside over such meetings in his or her absence;

(e)	appoint the officers set forth in Bylaw 42 below;

(f)	procure that the Company pays all expenses incurred in promoting and incorporating the Company and listing the shares of the Company;

(g)

delegate any of its powers to a committee appointed by a vote of at least 75% of the Directors then in office which consists entirely of Directors, provided that every such committee shall operate under the charters

Forbes Energy Services Ltd.	Page 32

governing such committees and provided further that the meetings and proceedings of any such committee shall be governed by these Bylaws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board;

(h)	present any petition and make any application in connection with the liquidation or reorganisation of the Company;

(i)	in connection with the issue of any share, authorize the payment of such commission and brokerage as may be permitted by law; and

(j)	authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any deed, agreement, document or instrument on behalf of the Company.

42.	Officers

42.1	Number. The officers of the Company shall be appointed by the Board and shall include a Chief Executive Officer, a President, and a Secretary, and such other officers (including vice presidents) and assistant officers as the Board may determine. Any two (2) or more offices may be held by the same person.

42.2	Election; Term; Qualification. Officers shall be appointed by the Board annually at the meeting of the Board following the annual general meeting of Shareholders. Each officer shall hold office until his death, resignation, or removal, subject to reappointment at each annual Board meeting immediately following the annual general meeting of Shareholders.

42.3	Removal. Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interests of the Company will be served thereby; but, such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create any contract rights.

Forbes Energy Services Ltd.	Page 33

42.4	Vacancies. Any vacancy in any office for any cause may be filled by appointment of the Chief Executive Officer or President subject to ratification by the Board at any meeting.

42.5	Duties. The officers of the Company shall have such powers and duties as from time to time shall be conferred by the Board and by these Bylaws.

42.6	Chief Executive Officer. The Chief Executive Officer shall be subject to the control of the Board, and shall in general supervise and control all business and affairs of the Company. The Chief Executive Officer may sign, with the Secretary or any other proper officer of the Company thereunto authorized by the Board, certificates for shares of the Company, deeds, mortgages, bonds, contracts, and other obligations in the name of the Company, which the Board has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Company, or shall be required by law to be otherwise signed and executed; and in general is authorized to perform such other duties as may be delegated or assigned by the Board from time to time. In the absence of the Chairman, or if the directors neglect or fail to elect a Chairman, then the Chief Executive Officer of the Company, if he is a member of the Board, shall automatically serve as Chairman of the Board

42.7	The President. In the absence of the Chief Executive Officer, or in the event of his death or inability to act or refusal to act, the President shall perform the duties of the Chief Executive Officer and when so acting shall have all of the powers of and be subject to all of the restrictions upon the Chief Executive Officer. In general, he is authorized to perform such other duties as may be delegated or assigned by the Chief Executive Officer or the Board from time to time.

42.8

The Vice Presidents. At the request of the Chief Executive Officer, or President, or in their absence or disability, the vice presidents, in the seniority of their position and then, in the order of their election, shall perform the duties of the Chief Executive Officer and President, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the President. Any action taken

Forbes Energy Services Ltd.	Page 34

by a vice president in the performance of the duties of the Chief Executive Officer or President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken. The vice presidents shall perform such other duties as may, from time to time, be assigned to them by the Board, the Chief Executive Officer or the President. A vice president may sign, with the secretary or an assistant secretary, certificates of stock of the Company.

42.9	Secretary. The Secretary shall keep the minutes of all meetings of the Shareholders, of the Board, and of the executive committee, if any, of the Board, in one or more books provided for such purpose and shall see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law. He shall be custodian of the corporate records and of the seal (if any) of the Company and see, if the Company has a seal, that the seal of the Company is affixed to all documents the execution of which on behalf of the Company under its seal is duly authorized; shall have general charge of the stock certificate books, transfer books and stock ledgers, and such other books and papers of the Company as the Board may direct, all of which shall, at all reasonable times, be open to the examination of any director, upon application at the office of the Company during business hours; and in general is authorized to perform such other duties and powers as the Board, the Chief Executive Officer or the President from time to time may assign to or confer on him.

42.10	Treasurer. The treasurer shall keep complete and accurate records of account, showing at all times the financial condition of the Company. He shall be the legal custodian of all money, notes, securities and other valuables which may from time to time come into the possession of the Company. He shall furnish at meetings of the Board, or whenever requested, a statement of the financial condition of the Company, and is authorized to perform such other duties as these Bylaws may require or the Board, the Chief Executive Officer or the President may assign.

42.11

Assistant Officers. Any assistant secretary or assistant treasurer appointed by the Board shall have power to perform, and shall perform, all duties incumbent upon the secretary or treasurer of the Company, respectively, subject to the general

Forbes Energy Services Ltd.	Page 35

direction of such respective officers, and shall perform such other duties as these Bylaws may require or the Board, the Chief Executive Officer or the President may prescribe.

42.12	Salaries. The salaries or other compensation of the officers shall be fixed from time to time by the Board or the compensation committee appointed by the Board, consistent with any legal or stock exchange requirements. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a Director.

42.13	Bonds of Officers. The Board may secure the fidelity of any officer of the Company by bond or otherwise, on such terms and with such surety or sureties, conditions, penalties or securities as shall be deemed proper by the Board.

42.14	Delegation. The Board may delegate temporarily the powers and duties of any officer of the Company, in case of his absence or for any other reason, to any other officer, and may authorize the delegation by any officer of the Company of any of his powers and duties to any agent or employee, subject to the general supervision of such officer.

43.	Conflicts of Interest

43.1	Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company and such Director or such Director’s firm, partner or company shall be entitled to remuneration as if such Director were not a Director. Nothing herein contained shall authorise a Director or Director’s firm, partner or company to act as auditor to the Company.

43.2	A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Code.

43.3	Following a declaration being made pursuant to this Bylaw, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum for such meeting.

Forbes Energy Services Ltd.	Page 36

44.	Indemnification and Exculpation of Directors and Officers

44.1	Indemnification. The Company shall indemnify, to the fullest extent then permitted by law, any person who was, is or is threatened to be made a respondent in a proceeding by reason of the fact that such person is or was a governing person or a delegate of the Company, if it is determined in accordance with Section 8.103 of the Code that (a) such person (i) acted in good faith, (ii) reasonably believed (1) in the case of conduct in the person’s official capacity, that the person’s conduct was in the Company’s best interests and (2) in any other case, that the person’s conduct was not opposed to the Company’s best interests and(iii) in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful, (b) with respect to expenses, the amount of expenses other than a judgment is reasonable and (c) indemnification should be paid.

44.2	Insurance. The Company may purchase and maintain insurance for the benefit of any governing person or delegate against any liability incurred by him under the Code in his capacity as a governing person or delegate or indemnifying such governing person or delegate in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the governing person or delegate may be guilty in relation to the Company or any subsidiary thereof.

44.3

Prepayment of Expenses. Expenses incurred by a governing person or delegate of the Company in defending a proceeding shall be paid by the Company in advance of the final disposition of such proceeding to the fullest extent permitted by, and only in compliance with, the Code or any other applicable laws as may from time to time be in effect, including, without limitation, any provision of the Code that requires, as a condition precedent to such expense advancement, the delivery to the Company of an undertaking, by or on behalf of such governing person or delegate, to repay all amounts so advanced if it shall ultimately be determined that

Forbes Energy Services Ltd.	Page 37

such director is not entitled to be indemnified under Bylaw 44.1 or otherwise. Repayments of all amounts so advanced shall be upon such terms and conditions, if any, as the Board deems appropriate. Notwithstanding the foregoing, in no event shall a Director or executive officer be entitled to the advancement of expenses if a determination has been made by a judicial authority or governmental entity or agency or, absent such determination, any such authority, entity or agency has taken a position or issued any guidance stating, that the advancement of expenses to a Director or executive officer constitutes a personal loan in contravention of any law or regulation.

44.4	Vesting. The Company’s obligation to indemnify and to prepay expenses under Bylaws 44.1 and 44.3 shall arise, and all rights granted to the Company’s governing persons or delegates hereunder shall vest, at the time of the occurrence of the transaction or event to which a proceeding relates, or at the time that the action or conduct to which such proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when such proceeding is first threatened, commenced or completed (and whether arising out of a transaction or event occurring before or after adoption of this Bylaw 44). Notwithstanding any other provision of these Bylaws, no action taken by the Company subsequent to the adoption of this Bylaw 44, either by amendment of these Bylaws or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under Bylaws 44.1 and 44.3 which shall have become vested as aforesaid prior to the date that such amendment or other corporate action is effective or taken, whichever is later.

44.5

Enforcement. If a claim under Bylaw 44.1 is not paid in full by the Company within 30 days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit in a court of competent jurisdiction against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such suit (other than a suit brought to enforce a claim for expenses incurred in defending any proceeding in

Forbes Energy Services Ltd.	Page 38

advance of its final disposition when the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the Code or other applicable law to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. The failure of the Company (including its Board, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such suit as to whether indemnification is proper in the circumstances based upon the applicable standard of conduct set forth in the Code or other applicable law shall neither be a defense to the action nor create a presumption that the claimant has not met the applicable standard of conduct. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful.

44.6	Nonexclusive. The indemnification provided by this Bylaw 44 shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any statute, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

44.7	Permissive Indemnification. The rights to indemnification and prepayment of expenses which are conferred on the Company’s governing persons or delegates by Bylaws 44.1 may be conferred upon any employee or agent of the Company or other person serving at the request of the Company that is not a governing person or delegate if, and to the extent, authorized by the Board.

44.8	Definition. For purposes of this Bylaw 44, the terms “delegate,” “governing person,” “official capacity” and “proceeding” shall have the respective meanings given to such terms in Section 8.001 of the Code.

Forbes Energy Services Ltd.	Page 39

MEETINGS OF THE BOARD OF DIRECTORS

45.	Board Meetings

45.1	Regular Meetings. Regular meetings of the Board shall be held immediately following each annual general meeting of Shareholders, at the place of such meeting, and at such other times on a quarterly basis and at such places as the Board shall determine. At least ten days advance notice provided by any Director or the Secretary of such regular meetings (other than the meeting immediately following the annual general meeting of Shareholders) needs to be given to members of the Board.

45.2	Special Meetings. Special meetings of the Board shall be held at any time by call of the Chairman of the Board, the Chief Executive Officer, the President, or a majority of the Board. The Secretary shall give notice of each special meeting to each Director at his usual business or residence address by mail at least two days before the meeting or by electronic mail, facsimile transmission, telegraph or telephone at least one day before such meeting. Except as otherwise provided by law or these Bylaws, such notice need not specify the business to be transacted at, or the purpose of, such meeting. No notice shall be necessary for any adjournment of any meeting. The signing of a written waiver of notice of any special meeting by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the receiving of such notice. Attendance of a Director at a meeting shall also constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express and announced purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

45.3

Order. Business at meetings of the Board shall be transacted in such order as the Board may determine from time to time. A Director who is present at any meeting of the Board at which action on any matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless such Director shall file a written dissent to such action with the

Forbes Energy Services Ltd.	Page 40

person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

46.	Notice of Board Meetings

A Director may, and the Secretary at the request of a Director shall, at any time summon a meeting of the Board. Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is sent to such Director by mail, electronic means (with the consent of the Director) at such Director’s last known address or in accordance with any other instructions given by such Director to the Company for this purpose. Any meeting at which all of the Directors are present shall be a valid meeting whether notice thereof was given or not, and any business may be transacted at such a meeting.

47.	Electronic Participation in Meetings

Directors may participate in any meeting by such telephonic, electronic or other communications facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

48.	Quorum at Board Meetings

The quorum necessary for the transaction of business at a meeting of the Board shall be a majority of the Directors, as set or established in accordance with these Bylaws. The act of a majority of the Directors present at a meeting at which a quorum is in attendance shall be the act of the Board, unless the act of a greater number is required by law, the certificate of formation or these Bylaws.

49.	Board to Continue in the Event of Vacancy

The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bylaws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may only act for the purpose of (i) summoning a general meeting of the Shareholders to elect Directors to fill such vacancies; or (ii) to fill such vacancies to the extent permitted by these Bylaws.

Forbes Energy Services Ltd.	Page 41

50.	Chairman to Preside

Unless otherwise agreed by a majority of the Directors attending , the Chairman, if there be one, and if not, the President, if there be one, shall act as chairman at all meetings of the Board at which such person is present. In their absence a chairman shall be appointed or elected by the Directors present at the meeting.

51.	Written Resolutions

A resolution signed by all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution.

52.	Validity of Prior Acts of the Board

No regulation or alteration to these Bylaws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

CORPORATE RECORDS

53.	Minutes

The Board shall cause minutes of the Board and committee meetings to be duly entered in books provided for the purpose:

(a)	of all elections and appointments of Officers;

(b)	of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

(c)	of all resolutions and proceedings of general meetings of the Shareholders, meetings of the Board, and meetings of committees appointed by the Board.

Forbes Energy Services Ltd.	Page 42

54.	Place Where Corporate Records Kept

Minutes prepared in accordance with the Code and these Bylaws shall be kept by the Secretary at the registered office or at the principal executive offices of the Company.

55.	Form and Use of Seal

55.1	The Company may adopt a seal in such form as the Board may determine. The Board may adopt one or more duplicate seals for use in or outside Bermuda.

55.2	A seal may, but need not be affixed to any deed, instrument, share certificate or document, and if the seal is to be affixed thereto, it shall be attested by the signature of (i) any Director; or (ii) any Officer; or (iii) the Secretary; or (iv) any person authorized by the Board for that purpose

ACCOUNTS

56.	Books of Account

56.1	The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

(b)	all sales and purchases of goods by the Company; and

(c)	all assets and liabilities of the Company.

56.2	Such records of account shall be kept at the registered office of the Company, or subject to the Code, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

57.	Financial Year End

The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

Forbes Energy Services Ltd.	Page 43

AUDITS

58.	Annual Audit

Subject to any rights to waive laying of accounts or appointment of an independent auditor, the accounts of the Company shall be audited at least once in every year.

59.	Appointment of Auditor

The Audit Committee of the Board shall recommend and appoint the independent auditor to audit the Company’s financial statements, subject to ratification and appoint by the Shareholders. For purposes of this Bylaw 59, independence shall be established in accordance with Rule 10A-2 promulgated under the Exchange Act and any requirements established by any exchange or other similar organization listing any securities of the Company.

60.	Remuneration of Auditor

The remuneration of the Auditor shall be fixed by the Board.

61.	Duties of Auditor

The financial statements provided for by these Bylaws shall be audited by the independent auditor in accordance with United States generally accepted auditing standards. The independent auditor shall make a written report thereon in accordance with generally accepted auditing standards applicable in the United States.

62.	Access to Records

The independent auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the independent auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

CHANGES TO CONSTITUTION

63.	Changes to Bylaws

These Bylaws shall not be rescinded, altered or amended until the same has been approved by a majority of the Directors then in office and by a resolution of the

Forbes Energy Services Ltd.	Page 44

Shareholders. Further Bylaws 14, 15, 33, 34, 36 and 63 may not be rescinded, altered or amended (and no new Bylaw may be made which would have the effect of rescinding, altering or amending the provisions of such Bylaws) until the same has been approved by a resolution of the Board, including the affirmative vote of not less than two-thirds of the Directors then in office and by a resolution of the Shareholders including the affirmative vote of not less than two-thirds of the voting shares.

RESIGNATION

64.	Resignation

Any Director, committee member, Officer or agent of the Company may resign by so stating at any meeting of the Board or by giving notice in writing or by electronic transmission to the Board, the President or the Secretary. Such resignation shall take effect at the time specified in the statement at the Board meeting or in the written or electronically transmitted notice, but in no event may the effective time of such resignation be before the time such statement is made or such notice given. If no effective time is specified in the resignation, the resignation shall be effective immediately. Unless a resignation specifies otherwise, it shall be effective without being accepted. A resignation shall be irrevocable when it has taken effect and shall be revocable before it takes effect unless the statement or notice expressly states it is irrevocable.